FIRST INTERSTATE CENTER LEASE AGREEMENT

BETWEEN

BILLINGS 401 JOINT VENTURE

AND

FIRST INTERSTATE BANK OF BILLINGS NATIONAL ASSOCIATION

DATED SEPTEMBER 20, 1985

TABLE OF CONTENTS

<u>EXHIBITS</u>

FIRST INTERSTATE CENTER

LEASE AGREEMENT

THIS LEASE made and entered into on this the 20th day of September, 1985, between BILLINGS 401 JOINT VENTURE, a Montana Partnership, (hereinafter called "Landlord") whose address for purposes hereof is P. O. Box 30238, Billings, Montana 59107, and FIRST INTERSTATE BANK OF BILLINGS NATIONAL ASSOCIATION, (hereinafter called "Tenant"). Tenant's address for purposes hereof shall be P.O. Box 30918, Billings, MT 59116.

WITNESSETH:

I. LEASED PREMISES

1.01 Subject to and upon the terms, provisions and conditions hereinafter set forth, and each in consideration of the duties, covenants and obligations of the other hereunder, Landlord does hereby lease, demise and let to Tenant and Tenant does hereby lease from Landlord those certain premises (the "Leased Premises") in the First Interstate Center, Billings, Montana (the "Project"), located in the 400 Blocks of North 31st and 30th Streets, on the north 22 feet of Lot 4 and Lots 5 through 11 and 15 through 24, Block 7, Original Town (now City) of Billings, Montana, according to the plat thereof on file and of record in the office of the Clerk and Recorder of Yellowstone County, Montana, and an unplatted tract in Fosters Addition described in Exhibit D attached hereto, such Leased Premises being more particularly described as follows:

(a) 64,736 square feet of Net Rentable Area in the building consisting of the following square feet per floor as shown more particularly on the shell floor plans attached hereto as Exhibit "A":

Lower Level - 8,300

First Level - 12,330

Second Level - 13,830

Third, Fourth and Eighteenth
Levels, each - 10,092.

(b) Exclusive use of the parking lot on Lots 4 through 11, Block 7 of the Original Town, and the unplatted tract described above ("Tenant's Parking Lot").

1.02 The term "Net Rentable Area", as used herein shall refer to the area or areas of space within the Project determined as follows: (i) Net Rentable Area on a single tenancy floor is determined by measuring from the inside surface of the outer glass and exterior wall to the inside surface of the opposite outer glass and exterior wall and shall include all areas within the outside walls including the bathroom plumbing and venting chase as shown on Exhibit A, but excluding vertical penetrations such as building stairs, fire towers, elevator shafts, flues, vents, stacks, pipe shafts, and vertical ducts. Vertical penetrations which are for the specific use of Tenant, such as special stairs or elevators shall be included as Net Rentable Area; and (ii) Net Rentable Area for a partial floor shall include space within the demising walls (measured as defined in (i) above). No deductions from Net Rentable Area shall be made for columns or projections necessary to the Building.

II. TERM AND RENT

2.01 Subject to and upon the terms and conditions set forth herein, or in any exhibit addendum hereto, this Lease shall continue in force for an initial term beginning on September 23, 1985, and ending on September 30, 2005. Rental under this Lease shall commence on September 23, 1985, provided that in addition Tenant shall pay Landlord rental for the 18th floor only commencing on September 16, 1985.

2.02 Tenant shall have the right to renew the lease for three (3) additional consecutive terms of ten (10) years each at then prevailing fair market rental rates for comparable space at the beginning of each ten-year term. Any such renewal shall be exercised by written notice to Landlord not less than 180 days before the Lease is to expire. All such renewals shall be on the same terms and conditions set forth herein except for adjustments in the rental rate. After the Tenant has exercised its option, if Landlord and Tenant are unable to agree on the rental rate for the renewal term at least 120 days prior to the commencement of the renewal term, each party hereto shall (at its own expense) appoint an appraiser qualified in commercial real estate practice in the Billings area, and the two appraisers so appointed shall thereupon appoint a third appraiser who is similarly qualified (and the cost of whom shall be shared equally by the parties hereto), and the three appraisers shall jointly determine the rental rate for the renewal term.

2.03 The Leased Premises are to be used and occupied by Tenant solely for general office purposes and for commercial banking.

2.04 Tenant agrees to pay a base rent ("Base Rent") during the initial term as follows:

(a) During the first six (6) months of the Term, the only Base Rent shall be the rental for the Tenant's Parking Lot in the sum of $2,167.31 per month, payable monthly on the first day of each month.

(b) After the first six months, until October 1, 1995, for the building space at the rate of $11.18 per square foot per year, amounting to $723,748.48 per year, and for Tenant's Parking Lot $26,007.74 per year, for a total annual payment of Base Rent of $749,756.22, payable $62,479.69 monthly in advance, on the first day of each month.

(c) During the last 10 years of the initial Term, for the building space at the rate of $14.23 per square foot per year, amounting to $921,193.28 per year, and for Tenant's Parking Lot $36,587.49 per year, for a total annual Base Rent of $957,780.75, payable $79,815.06 monthly in advance on the first day of each month.

2.05 Tenant shall also pay, as additional rent, its share of all Basic Operating Costs of the Project and a Management Fee, each of which shall be calculated and paid as follows. Basic Operating Costs shall consist of Separately Stated Costs and Allocated Costs. If Tenant's share of particular Basic Operating Costs can be separately determined (for example separate metering of electricity used by Tenant, or separate tax assessment of the Leased Premises), such costs ("Separately Stated Costs") shall be charged and stated directly to Tenant, and such costs and Landlord's costs of the same type relating to the space of other Tenants shall be excluded from Allocated Costs and all computations of Allocated Costs. All other Basic Operating Costs ("Allocated Costs") shall be allocated between Building Occupants. Tenant's proportionate share shall be 33.5% of the total Allocated Costs. The annual Management Fee shall equal 5% of the sum of Base Rent paid by Tenant, Tenant's share of Allocated Costs, and Separately Stated Costs (except that during the first year of the Term, the Management Fee shall be calculated as if the Base Rent payable for the first six months had been at the same rate as the Base Rent paid during the second six months).

2.06 The Base Rent, Tenant's proportionate share of Estimated Allocated Costs, and a management fee equal to 5% of Tenant's Base Rent and Tenant's share of Estimated

Allocated Costs, shall be due and payable in twelve (12) equal installments on the first day of each calendar month during the initial term and any extensions or renewals thereof, and Tenant hereby agrees to pay such rent to Landlord monthly in advance without demand and without counterclaim or set-off at such address as may be designated by Landlord. Separately Stated Costs paid by Landlord but to be borne by Tenant shall be paid together with a management fee equal to 5% of such Separately Stated Costs within ten (10) days after the same are billed to Tenant, and shall be billed by Landlord to Tenant not more than twenty (20) days before due by Landlord. The Base Rental together with Tenant's proportionate share of Estimated Allocated Costs, Separately Stated Costs, the Management Fees, and any other additional rental shall be collectively referred to as "Gross Rental." If the term of this lease as heretofore established commences on other than the first day of a month or terminates on other than the last day of a month, a Gross Rental provided for herein for such month or months shall be prorated and the installment or installments so prorated shall be paid in advance. All past due installments of rent shall bear interest at a rate equal to the "prime rate of interest" charged by First Interstate Bank of Billings, Montana, plus two percent (2%) per annum from the date when the same is due until the same shall be paid, but in no event shall such rate exceed the maximum interest rate permitted by law.

2.07 The term "Basic Operating Costs" as used herein shall mean all expenses and costs (but not specific costs which are separately billed to and paid by specific tenants) of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership and operation of the Project and supporting facilities of the Project except as set forth below. All operating expenses except as otherwise specified herein shall be determined in accordance with generally accepted accounting principles which shall be consistently applied (with accruals appropriate to Landlord's business). "Basic Operating Costs" shall include:

(a) Wages, salaries and related expenses and benefits incurred by Landlord for all employees engaged in the operation, maintenance and security of the Project while working on the Project.

(b) All supplies, materials and equipment rental used in the operation and maintenance of the Project.

(c) Cost of utilities, including water and power, heating, lighting, air conditioning and ventilating the entire Project.

(d) The cost of all maintenance, janitorial and service agreements for the Project and the equipment therein, including, without limitation, alarm service, window cleaning and elevator maintenance.

(e) Cost of all insurance required by the Lease for the Project, including but not limited to, fire, casualty and liability insurance applicable to the Project and Landlord's personal property used in connection therewith, but excluding rental abatement insurance.

(f) Cost of repairs and general maintenance (excluding repairs and general maintenance paid by proceeds of insurance or by Tenant or other third parties, and alterations attributable solely to tenants of the Project other than Tenant) which shall include all maintenance expenditures for items which neither materially add to the value of the property nor appreciably prolong its life, but rather keep it in an ordinary operating condition over its useful life. For example, the replacement of an elevator, roof surface, heating, ventilation or air conditioning system shall be expenditures of a capital nature as provided in subparagraph (o) below, and shall not be considered repairs and maintenance; but the replacement of an individual faulty heat pump, electric motor, core water pump, or hot water heater shall be considered a repair and maintenance item under this section.

(g) Any and all common area maintenance costs relating to public areas of the Project, including sidewalks, landscaping and service areas.

(h) All personal property and real estate taxes, service payments in lieu of taxes, excises, assessments, levies, fees or charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind which are assessed, levied, charged, confirmed, or imposed by any public authority upon the Project, its operations or the rents provided for in this Lease; provided that with respect to assessments payable in installments only current installments shall be included. Tenant shall also be responsible for payment of real estate taxes attributable to its improvements to the premises and assessed as part of the Building. It is agreed that Tenant will be responsible for all taxes on its personal property. (It is understood that no income taxes shall be included in Basic Operating Costs).

(i) Amortization of capital improvements made to the Project subsequent to the commencement date of the Lease with Tenant's prior written consent, not to be unreasonably withheld, which will contribute to a saving of operating expenses. Such amortization shall be spread over such term as is allowed by the Internal Revenue Service.

Basic Operating Costs shall not include:

(j) Repairs or other work occasioned by fire, windstorm or other casualty of a nature covered by all risk casualty insurance or by the exercise of the right of eminent domain.

(k) Leasing commissions, attorneys' fees, costs and disbursement and other expenses incurred in connection with negotiations or disputes with tenants, other occupants or prospective tenants or other occupants.

(l) Costs of renovating or otherwise improving or decorating, painting or redecorating space for tenants or other occupants or vacant space.

(m) Landlord's cost of electricity and other services sold to tenants for which Landlord is entitled to be reimbursed by tenants as an additional charge or rental over and above the basic rent payable under the lease with such tenant.

(n) Depreciation and amortiziation, except as provided in subparagraph (i) above.

(o) Costs of a capital nature, including, but not limited to, capital improvements, capital repairs, capital equipment, and capital tools except as provided in subparagraphs (f) and (i) above. Landlord will have the option of treating any cost of a capital nature of $1,500.00 or less for a single item or for a series of related items, as expense. The $1,500 limitation shall be adjusted to $2,000 commencing with the eleventh year of the Lease.

(p) Expenses in connection with services or other benefits of a type which are not provided Tenant but which are provided to another tenant or occupant.

(q) Costs incurred due to violation by Landlord or any tenant of the terms and conditions of any lease.

(r) Overhead and profit increment paid to subsidiaries or affiliates of Landlord for services on the site or to the Building, to the extent only that the costs of such services exceed competitive costs of such services were they not so rendered by a subsidiary or affiliate.

(s) Interest on debt or amortiziation payments on any mortgage or mortgages, and rental under any ground or underlying leases or lease.

(t) Landlord's general corporate overhead and general administrative expenses.

(u) Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord.

(v) Rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature, except equipment which is used in providing janitorial services and which is not affixed to the Building.

(w) All items and services for which Tenant reimburses Landlord or pays third persons.

(x) Advertising and promotional expenditures.

(y) Any other expense which under generally accepted accounting principles and practice would not be rendered as a normal maintenance or operating expense.

(z) Expenses for the type of services or utilities provided by Landlord generally for other Tenants, but which are not supplied by Landlord to Tenant.

(aa) Any costs incurred for operating or maintaining Tenant's Parking Lot, all of which shall be payable directly by Tenant, as provided in Section 7.16 below.

2.08 The Estimated Allocated Costs for any particular calendar year shall be the Basic Operating Cost minus the Separately Stated Costs for such calendar year, both as estimated by Landlord prior to commencement of such calendar year. Assuming that there are no Separately Stated Costs, during the first year of the initial term the Estimated Allocated Costs and Management Fees for the purpose of computing monthly rental payments, shall not exceed $4.19 per square foot of rentable area calculated on a multi-tenant basis.

2.09 Landlord shall, within sixty (60) days after the end of each calendar year give written notice to Tenant containing a statement of the actual Basic Operating Cost of Landlord's operation of the Project during such calendar year, prepared by a Certified Public Accountant, and also accompanied by a computation of Allocated Costs and Management Fees. If the sum of Tenant's share of Estimated Allocated Costs and Management Fees is less than or exceeds the share of Estimated Allocated Costs and Management Fees paid, the difference (the Basic Operating Cost Adjustment) shall be adjusted as follows: If Tenant's payments have exceeded the amount due, the difference shall be reimbursed to Tenant with the notice and computation. If Tenant's payments have been less than its share of Allocated Costs

and Management Fees, the difference shall be paid by Tenant to Landlord within a period of thirty (30) days after receipt of such notice. Should this Lease commence or terminate at any time other than the first day of a calendar year, the Basic Operating Cost Adjustment referred to hereinabove shall be prorated, such that Tenant shall only pay the Basic Operating Cost Adjustment for the calendar days during such calendar year for which Tenant is obligated to pay rent with respect to the Leased Premises. Tenant shall have the right to inspect and audit Landlord's books and records regarding the Basic Operating Costs at regular business hours anytime within the thirty (30) days after receipt of the notice referred to herein. If an audit discloses an overstatement of Basic Operating Costs of $5,000.00 or more, Landlord shall pay the reasonable cost of the audit. The Basic Operating Cost Adjustment for the period shall be revised in all events to conform to any such audit. The $5,000 limitation shall be increased to $6,400 commencing with the eleventh year of the Lease.

III. SERVICES TO BE FURNISHED BY LANDLORD

Landlord covenants and agrees with Tenant:

3.01 To cause public utilities to furnish any electricity and water utilized in operating any and all facilities serving the Leased Premises.

3.02 To furnish Tenant during Tenant's occupancy of the Leased Premises:

(a) Hot and cold water at those points of supply provided for general use of other tenants in the Project; central heat and air conditioning in season, at such times as Landlord normally furnishes these services to other tenants in the Project generally to provide temperatures of at least 68° Fahrenheit during cold weather and 78° Fahrenheit during warm weather, but such service at times during weekdays at other than normal business hours for the Project, on Saturday afternoon, Sundays and bank holidays to be furnished only upon request of Tenant, who shall bear the entire actual cost thereof; routine maintenance, painting and electric lighting service for all public areas and special service areas of the Project in the manner and to the extent deemed by Landlord to be standard. Normal business hours for the Project shall be 7:00 a.m. to 6:00 p.m., Monday through Friday, and 8:00 a.m. until 12:00 noon on Saturday.

(b) Janitorial service on a five (5) day week basis, as described on the attached janitorial schedule identified as Exhibit B.

(c) Electrical facilities to provide sufficient power for typewriters, copiers and other office machines of similar low electrical consumption, but not including electricity required for electronic data processing equipment, special lighting in excess of building standard, and any other item of electrical equipment which (singly) consumes more than .5 kilowatts per hour at rated capacity; and provided that if the installation of said electrical equipment requires additional air conditioning capacity above that provided by the building standard system, then the additional air conditioning installation and operating costs will be the obligation of Tenant.

In the event Tenant desires any of the aforementioned services in amounts in excess of those deemed by Landlord to be building standard, Tenant shall pay Landlord, as additional rent hereunder, the cost of providing such additional quantities.

Failure by Landlord to any extent to furnish any defined services, or any cessation thereof, resulting from causes beyond the control of Landlord, shall not render Landlord liable in any respect for damages to either person or property, nor be construed as an eviction of Tenant, nor relieve Tenant from fulfillment of any covenant or agreement hereof. Should any of the equipment or machinery utilized in supplying the services listed herein break down, or for any cause cease to function properly, Landlord shall use reasonable diligence to repair same promptly, but Tenant shall have no right to terminate this Lease Agreement, and shall have no claim for damages, on account of any interruptions less than three business days in the service occasioned thereby or resulting therefrom. Notwithstanding the foregoing, if the cessation of services from any cause including but not limited to breakdown of equipment or machinery utilized in supplying the services, results in the suspension of business from the Leased Premises, all rents and other charges payable hereunder by Tenant shall abate from the date of such suspension of business until the date such business is resumed. If the cessation of services results in only a partial suspension of business, the abatement shall be apportioned accordingly.

Tenant by written notice to Landlord at least thirty (30) days in advance of the effective date, may elect to assume responsibility at any time for routine maintenance, painting and electric lighting service and/or janitorial service for all or any portion of the Leased Premises, in which event Landlord shall not thereafter be required to furnish such service as specified in the notice until and unless Tenant by further written notice to Landlord again requests such service from Landlord. No management fees shall be payable by Tenant to Landlord for

services for which Tenant assumes responsibility and pays directly pursuant to this paragraph.

3.03 That Tenant shall have the right to erect such signs as Tenant may consider appropriate at the top of the building in which the Leased Premises are located, on the sides of the building above the windows on the 18th floor, and on the ground level, both inside and outside the building. Such signs shall be erected and maintained by Tenant at its expense, except for signs limited to the building name or the First Interstate logo on the top or sides of the building, and one sign limited to the building name at ground level, for which the costs of erection and maintenance shall be borne equally by Landlord and Tenant, provided that Landlord's construction cost for such signs shall not exceed $10,000.

3.04 That Tenant shall have control and final approval of all other signs at all exterior locations and for all interior locations on all floors any part of which is occupied by Tenant; provided that Tenant agrees to permit Landlord to maintain one exterior free-standing sign at ground level identifying other major tenants in the building, and Landlord shall provide and maintain identification and location signs in the lobby and elevator core areas of the space occupied by Tenant identifying tenants in the building or on particular floors thereof, providing that Tenant gives prior written approval of the quantity, location, size, design and number of all such signs.

3.05 That Landlord shall only be required to make such improvements or repairs or replacements as may be required for normal maintenance, which shall include the repairs to walls, floors, corridors, windows and other structures and equipment within and serving the Leased Premises, and such additional maintenance as may be necessary because of damages by persons other than Tenant, its agents, employees, invitees or visitors. If Landlord replaces or repairs items in the Leased Premises which are above the building standard, Landlord's cost for such repairs or replacement to the extent that it exceeds the cost of maintenance of a building standard item together with a management fee of 5% thereof, shall be paid by Tenant promptly upon Landlord's billing, and shall not be included in Basic Operating Costs.

3.06 That Tenant shall, and may peacefully have, hold and enjoy the Leased Premises, subject to the other terms hereof, provided that Tenant pays the rental herein recited and performs all of Tenant's covenants and agreements herein contained. It is understood and agreed that this covenant and any and all other covenants of

Landlord contained in this Lease shall be binding upon Landlord and its successors only with respect to breaches occurring during its and their respective ownerships of Landlord's interest hereunder.

3.07 That there is no zoning law, ordinance or regulation prohibiting the use of the building on the Leased Premises for general office purposes, banking or trust companies, nor prohibiting the contemplated signs or the use of the parking facilities adjacent to the Leased Premises for automobile parking, as herein permitted or required. If any such existing or future zoning law, ordinance or regulation is enforced so as to prohibit such use of the Leased Premises or parking facilities, Tenant may cancel this Lease by giving Landlord not less than thirty (30) days written notice. As an inducement to Tenant to enter into this agreement, Landlord covenants that during the term of this Lease or any renewal thereof, no portion of the Project, other than the Leased Premises shall be used or occupied for the operation of a commercial bank so long as Tenant continues to operate this business in the Leased Premises. This covenant shall run with the land comprising the Project and any enlargement thereof. In the event of breach or threatened breach of this covenant, Tenant shall be entitled to injunctive relief or money damages or any other appropriate remedy at law or in equity, and any such remedies shall not be exclusive of any other remedy.

3.08 That at any time the access to or from the Leased Premises or the adjacent parking is prevented or materially impeded for any reason beyond Tenant's reasonable control and as a result thereof Tenant is prevented from conducting its banking business in the Leased Premises, then all rents and other charges to be paid by Tenant hereunder shall abate until such access is again permitted; and if said condition continues for a period of ninety (90) days, Tenant may cancel this Lease by notice in writing to Landlord at any time thereafter while said condition continues.

3.09 Landlord shall at its expense from time to time make any alterations, improvements or additions to the Base Building that may be required on account of any existing or future laws, ordinances or regulations of lawful authority except alterations, improvements or additions to the Leased Premises as may be required solely by reason of the nature of Tenant's business. In the event Landlord does make any such required alterations, improvements or additions, the amortized cost thereof shall be added to the Base Rent in an amount calculated for additions to construction cost for mutual enhancements as provided in paragraph 5.00(B)(5) of the Agreement. If because of any such law, ordinance or regulation or the work to be done by

Lessor in connection therewith, Tenant is deprived of the use of the Leased Premises, the rents and other charges to be paid by Tenant hereunder shall abate during the period of such deprivation.

3.10 That Landlord has good title to the Leased Premises and the Project in fee simple absolute subject only to current taxes not past due, utility easements and leases not conflicting with the rights herein granted to Tenant and the matters set forth on Exhibit C hereto. The parties have simultaneously herewith executed and delivered a Notice of Lease. Landlord shall promptly record the Notice in the Office of the Clerk and Recorder of Yellowstone County, Montana.

IV. TENANT'S OBLIGATIONS

Tenant covenants and agrees with Landlord:

4.01 To pay all rent and sums provided to be paid to Landlord hereunder at the times and in the manner provided.

4.02 To repair or replace any damage or injury done to the Project, or any part thereof, caused by Tenant or Tenant's agents, employees, invitees or vistors at Tenant's own cost and expense; provided, however, if Tenant fails to make such repairs or replacements promptly, Landlord may, at its option, make such repairs or replacements, and Tenant shall repay the cost thereof to the Landlord on demand, unless covered by Landlord's premises insurance.

4.03 Not to commit or allow any waste or damage to be committed on any portion of the Leased Premises, and at the termination of this Lease, by lapse of time or otherwise, to deliver up said Leased Premises to Landlord in as good condition as such premises existed at date of possession by Tenant, ordinary wear and tear excepted. Upon such termination of this Lease, Landlord shall have the right to reenter and resume possession of the Leased Premises.

4.04 That Tenant may from time to time without Landlord's consent sublet the whole or any part of the Leased Premises for any purpose permitted by the Lease. Tenant shall have the right to undertake any form of merger, consolidation or like corporate change, provided Tenant shall have the approval of its supervisory authorities and the resultant entity will be one with financial strength not less than that of Tenant on the date hereof. In the event Tenant should desire to assign this Lease in whole or in

part, (other than incident to a merger, consolidation or like corporate change), Tenant shall give Landlord written notice of such desire at least thirty (30) days in advance of the date on which Tenant desires to make such assignment. Landlord shall then have a period of thirty (30) days following receipt of such notice within which to notify Tenant in writing that Landlord elects either (i) to terminate this Lease as to the space so affected as of the date so specified by Tenant in which event Tenant will be relieved of all further obligations hereunder as to such space, or (ii) to permit Tenant to assign such space, in which event, Tenant may proceed with the assignment but shall remain liable under the terms of this Lease. If Landlord should fail to notify Tenant in writing of such election within said 30-day period, Landlord shall be deemed to have elected option (ii) above.

4.05 Not to use or permit the Leased Premises to be used for any purpose other than that stated in the use clause hereof, nor for any business or purpose which is unlawful, disreputable or deemed to be extrahazardous on account of fire, nor permit anything to be done which would in any way increase the rate of fire insurance coverage on the Project and/or its contents. Landlord agrees, however, that such use may include an eating area for Tenant's employees, so long as the facility is not open for public use, does not include fry cooking, and tenant takes reasonable steps to assure that related odors associated with the food facility will not adversely affect the remainder of the building.

4.06 That Tenant may at its expense from time to time make any non-structural alterations, changes or improvements in, on or to the Leased Premises which it may deem necessary or desirable. Tenant may make structural changes to the Leased Premises with the approval of Landlord which approval shall not be unreasonably withheld or delayed, provided that the changing or addition of doors, entrances, interior walls, plumbing, electrical, and other lines within the Leased Premises shall not be deemed structural changes. Tenant shall not be required to, but may, remove any such alterations, changes or improvements at any time before or within ten (10) days following the termination of this Lease by lapse of time or otherwise, provided Tenant shall repair any damage to the base building caused by such removal. Any fixtures, equipment, signs or other property, however attached to or incorporated in the Leased Premises or the Project, belonging to the Tenant or its sub-tenants or licensees are to be and remain their property, and they shall have the right to remove them at any time before or within ten (10) days following the termination of this Lease by lapse of time or otherwise, provided Tenant shall repair any damage to the Base Building caused by such removal.

4.07 To comply with all laws, ordinances, orders, rules and regulations (state, federal, municipal, or promulgated by other agencies or bodies having any jurisdiction thereof) relating to the use, condition or occupancy of the Leased Premises.

4.08 To permit Landlord or its agents or representatives to enter into and upon any part of the Leased Premises at all reasonable hours to inspect same, clean or make repairs, alterations or additions thereto, subject to such restrictions as may be imposed by Tenant by written notice to Landlord based upon security and confidentiality required in a banking operation, including but not limited to restrictions prohibiting access to designated portions of the Leased Premises except when accompanied by a Tenant representative. During the last 180 days of the term of the lease, Landlord may, subject to the same restrictions, exhibit the Leased Premises to prospective Tenants, purchasers or others. Tenant shall not be entitled to any abatement or reduction of Base Rental, Basic Operating Cost Adjustment, or any other sums due under this Lease by reason of such access.

4.09 To conduct its business and control its agents, employees, invitees and visitors in such manner as not to create any nuisance, or interfere with, annoy or disturb any other tenant or Landlord in its operation of the Project.

4.10 That this Agreement shall be subject and subordinate to any mortgage, deed of trust or ground lease now or hereafter placed upon the Leased Premises, the building, the property or any portion thereof by Landlord, its successors or assigns, and to replacements, renewals and extensions thereof. Tenant agrees at any time hereafter, upon demand, to execute and deliver any instruments, releases, or other documents that may be reasonably required for the purpose of subjecting and subordinating this Agreement, as above provided, to the lien of any such mortgage, deed of trust or ground lease. It is agreed, nevertheless, that as long as Tenant be not in default in the payment of the Base Rent, additional rent, and the payment of other charges to be by it paid under this Agreement, and the performance of all covenants, agreements and conditions by it to be performed under this Agreement, that such subordination agreement or other instrument shall not interfere with, hinder or molest Tenant's right to quiet enjoyment under this Agreement, nor the right of Tenant to continue to occupy the Premises and to conduct its business thereon, in accordance with the terms of this Agreement as against any landlord, tenant, mortgagee, trustee, or their successors or assigns. Tenant's obligations to subordinate as provided by this paragraph, however, shall be subject to

execution and delivery of a non-disturbance agreement to Tenant by such mortgagee, ground lessor or beneficiary in a form satisfactory to Tenant.

4.11 Tenant shall keep the Leased Premises free from any mechanics' or materialmen's liens for any labor or material furnished Tenant in connection with the Leased Premises, except that Tenant shall have the right to contest the validity or amount of any such lien.

V. FIRE INSURANCE AND DESTRUCTION

5.01 Landlord shall procure and maintain throughout the term a policy or policies of fire insurance insuring the Building against loss by or damage due to risk covered by the broad form policy, or such broader coverage as may from time to time be customary. The coverage of the policy shall include the risk of fire, lightning, extended coverage, vandalism and malicious mischief, but shall not, except at Landlord's sole cost, include a rental loss endorsement. The policy shall be in the face amount of not less than 90% of the full replacement value of the base building and standard tenant improvements for the entire building, including the Leased Premises, and shall assure and be payable to Landlord and Landlord's mortgagee and shall provide for release of insurance proceeds to Landlord for restoration of loss. Each party and Lessor's mortgagee, if any, shall be furnished certificates from the insuring company showing the existence of such insurance. Tenant at its option and expense may secure such insurance coverage as it may elect for Tenant improvements in excess of building standard.

5.02 In the event the Leased Premises are damaged by fire or other perils covered by the extended coverage insurance, Landlord agrees to repair the same forthwith, and the Lease shall remain in full force and effect except that the rentals shall be abated as hereinafter provided, based upon the ratio of the square footage in the unusable portion of the Leased Premises to the total square footage of the Leased Premises. The premium for Landlord's insurance on the Building shall be included in Basic Operating Costs for computation of additional rental.

5.03 In the event that at any time during the term, the Building shall be damaged or destroyed (partially or totally) by fire or other perils covered by such extended coverage insurance, Landlord shall promptly and with due diligence either (i) repair, rebuild and restore the same as nearly as practicable to the condition existing just prior to such damage or destruction, or, (ii) repair, rebuild and restore the same for the use and purposes but in accordance

with such plans and specifications as may be mutually agreed upon by Landlord and Tenant, provided, however, the repaired, rebuilt or replaced building shall have a value not less than its value just prior to said loss. Such rebuilding, repairing or restoration to the extent of building standard shall be at Landlord's expense, and Tenant shall pay for restoration and repairs in excess of building standard. Anything herein to the contrary notwithstanding, it is understood and agreed that if as a result of any such damage or destruction during the last two years of the term (unless Tenant exercises a renewal option then available to it as provided in this Lease) the Leased Premises shall be damaged or destroyed in an amount exceeding Four Hundred Thousand and No/100 Dollars ($400,000.00), Landlord may terminate this Lease as of the date of such damage or destruction by giving written notice to the Tenant within thirty (30) days thereafter and Tenant shall have an additional sixty (60) days, rent free, within which to remove its property from the Leased Premises. In the event this Lease shall be so terminated, all unearned rent and other charges paid in advance shall be refunded to Tenant.

5.04 If the Leased Premises are damaged as a result of any cause other than the perils covered by fire and extended coverage insurance, then Landlord shall forthwith repair the same, provided the extent of destruction be less than 30% of the then full replacement cost of the Premises. In the event the destruction of the Leased Premises exceeds 30% of the full replacement cost, then Landlord shall have the option (i) to repair or restore such damage, this Lease continuing in full force and effect, or (ii) to give notice to Tenant, at any time within sixty (60) days after such damage, to terminate this Lease as of the date specified in such notice, which date shall be no more than 180 days after the giving of such notice. In the event of the giving of such notice, this Lease shall terminate and all interests of Tenant in the Leased Premises shall terminate on the date so specified in such notice and the minimum rent, reduced, as aforesaid, and the other obligations for additional rent and the like shall be paid up to the date of such termination.

5.05 Landlord shall not be required to repair any injury or damage by fire or other cause, or to make any repairs or replacements of any Tenant improvements made by Tenant in excess of building standard or fixtures, or other personal property of Tenant.

5.06 As long as their respective insurers so permit, Landlord and Tenant hereby mutually waive their respective rights of recovery against each other for any loss insured by fire, extended coverage and other property insurance policies existing for the benefit of the respective parties. Each party shall apply to their

insurers to obtain said waivers. Each party shall obtain any special endorsements, if required by their insurer, to evidence compliance with the aforementioned waivers.

5.07 If damage or destruction to the Leased Premises results in the suspension of business in the Leased Premises, all rents and other charges payable by Tenant hereunder shall abate from the date of such suspension of business until the earlier of (i) the date such business is resumed, or (ii) the date ninety (90) days following the completion of said repairs or restoration; and if such damage or destruction or the work of repairing or restoring said improvements results in only a partial suspension of business, the abatement shall be apportioned accordingly.

VI. EMINENT DOMAIN

6.01 If the entire Leased Premises is taken under the power of eminent domain, this Lease shall terminate on the date Tenant is deprived of possession pursuant to such taking.

6.02 If under the power of eminent domain, any part of the Leased Premises amounting to 10% or more of the total square footage of building space is taken, by one or more takings, or the parking garage north of the Project is permanently closed for any reason, or more than 25% of Tenant's Parking Lot is taken by one or more takings without replacement as allowed by Section 7.15 hereof, then, in any such event, Tenant may terminate this Lease by giving Landlord no less than ten (10) days written notice thereof at any time after the date of such taking and before the expiration of ninety (90) days from the date Tenant is deprived of its right to use said portion of the building or the parking facilities, as the case may be, pursuant to such taking.

6.03 If a portion of the Leased Premises is so taken and this Lease is not terminated therefor, the remainder of the Leased Premises or parking area shall be restored by Landlord as soon as possible.

6.04 In the event of any such partial taking, all rents and other charges payable by Tenant hereunder shall be reduced from and after the date Tenant is deprived of possession of such portion of the Leased Premises in proportion to the square footage of the Leased Premises so taken. In addition, if any such taking results in the suspension of all business in the Leased Premises, all rents and other charges payable by Tenant hereunder shall abate from the date of such suspension of business until the

earlier of (i) the date such business is resumed, or (ii) the date ninety (90) days following the completion of said restoration by Landlord.

6.05 For the purposes of this Article VI, a taking under the power of eminent domain shall include conveyances or dedications made in settlement of or in lieu of condemnation proceedings. In the event of any taking as hereinabove provided, whether whole or partial, Landlord shall be entitled to the full amount of any award made for the value of the fee. Tenant shall have the right to claim and recover from the appropriate authority or entity such compensation as may be awarded to it including but not limited to compensation for diminution of the value of the leasehold, damage to Tenant's business, unamortized expenditures for leasehold improvements and fixtures or for any other loss which Lessee shall suffer from such taking.

VII. OTHER MUTUAL COVENANTS

Landlord and Tenant mutually covenant and agree as follows:

7.01 In the event of holding over by Tenant after expiration or termination of this Lease without the written consent of Landlord, Tenant shall pay as liquidated damages 150% of the Gross Rental which Tenant was obligated to pay for the month immediately preceding the end of the term of this Lease prorated on a daily basis for each day of any such holdover period. No holding over by Tenant after the terms of the Lease shall operate to extend the lease term. Any holding over with the consent of Landlord in writing shall thereafter constitute this Lease a lease from month to month.

7.02 In the event either party places the enforcement of this Lease Agreement, or any part thereof, or the collection of any rent due, or to become due hereunder, or recovery of the possession of the Leased Premises in the hands of an attorney, or files suit upon the same, the nonprevailing (or defaulting) party shall pay the other party's reasonable attorney's fees and court costs.

7.03 This Lease may not be altered, changed or amended, except by an instrument in writing signed by both parties hereto.

7.04 Landlord shall have no right to transfer and assign, in whole or in part, all its rights and obligations hereunder or in the Project and property referred to herein, except as permitted by the agreement. Upon an assignment

permitted by the Agreement and upon the transferee's assumption of Landlord's obligations hereunder (any such transferee to have the benefit of, and be subject to, the provisions of Section 3.06 hereof) no further liability or obligations shall thereafter accrue against Landlord hereunder with respect to the interest assigned, provided no previously existing liability shall be released.

7.05 The Tenant shall be considered in default of this Lease upon the happening of any one of the following:

(a) If there shall be a failure to pay when due the rent or any other sum required by the terms of this Lease, and such failure shall continue for ten (10) days after written notice to Tenant;

(b) Failure to perform any other term, covenant or condition of this Lease and such failure continuing for thirty (30) days after written notice by Landlord to Tenant of such default, or in the event of a default or contingency which cannot with due diligence, be cured within a period of thirty (30) days, if Tenant fails to proceed promptly after the service of said notice and with all due diligence to commence to cure the same and thereafter to prosecute the curing of such default with such due diligence (it being intended that in connection with the default not susceptible of being cured with diligence within thirty (30) days, the time within which Tenant is to cure the same shall be extended for such period as may be necessary to complete the same with all due diligence);

In the event of default of this Lease by Tenant, then Landlord, besides other rights or remedies it may have, shall have the immediate right of re-entry with or without prior notice and may remove all persons and property from the Premises; such property may be removed and stored in any other place in the building in which the demised premises are situated, or in any other place, for the account of, and at the expense and at the risk of Tenant. Tenant hereby waives all claims for damages which may be caused by the re-entry of Landlord and taking possession of the demised premises or removing or storing the furniture and property as herein provided, and will save Landlord harmless from any loss, fees, costs or damages occasioned Landlord thereby, and no such re-entry shall be considered or construed to be an illegal forcible entry. Should Landlord elect to re-enter, as herein provided, or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law, it may either terminate this Lease or it may from time to time, without terminating this Lease, re-let said premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may

deem advisable, with the right to make alterations and repairs to said premises. Rentals received by Landlord from such re-letting shall be applied: first, to the payment of any indebtedness, other than rent, due hereunder from Tenant to Landlord; second, to the payment of rent due and unpaid hereunder; third, to the payment of any cost of such re-letting; fourth, to the payment of the cost of any alterations and repairs to the premises; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. Should such rentals received from such reletting during any month be less than required to be paid by Tenant as defined above, then Tenant shall immediately pay such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of said premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such re-letting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach or act of default. Should Landlord at any time terminate this Lease for any breach or act of default, in addition to any other remedy it may have, it may recover from Tenant all damages it may incur by reason of such breach or act of default, including the cost of recovering the premises, legal fees, and including unpaid rent and charges equivalent to the date of termination.

Notwithstanding any other provision in this Lease to the contrary, in the event that Tenant's bank occupying the Leased Premises is closed or is taken over by the banking authority of the State of Montana or other bank supervisory authority, at the option of the receiver or other legal representative of the bank, the maximum claim of Landlord for damages or indemnity for injury resulting from the rejection or abandonment of the unexpired lease shall in no event be in an amount exceeding the rent reserved by the Lease, without acceleration, for the year next succeeding the date of the surrender of the Leased Premises to Landlord or the date of re-entry of Landlord, whichever first occurs, whether before or after the closing of the bank, plus an amount equal to the unpaid rent accrued, without acceleration, up to such date.

7.06 All rights and remedies of Landlord herein enumerated shall be cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord may be lawfully entitled in case of any breach or threatened breach of Tenant of any provision of this Lease. The failure of Landlord to insist in any one or more cases upon the strict performance of any of the covenants of this

Lease or to exercise any option herein contained shall not be contrued as a waiver or relinquishment for the future of such covenant or option. A receipt by Landlord of rent with knowledge of the breach of any covenant hereof (other than the payment of rent) shall not be deemed a waiver of such breach, and no waiver by Landlord of any provisions of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. In addition to the other remedies in this Lease provided, Landlord shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of the covenants, conditions and provision of the Lease.

7.07 Landlord shall not be in default of this Lease unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord and to the holder of any mortgage or trust indenture covering the Leased Premises whose name and address shall have theretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligations; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion. Except as otherwise specifically provided in this Lease, Tenant shall not have the right to terminate this Lease as a result of Landlord's default and Tenant's remedy shall be limited to damages therefor.

7.08 Failure of Landlord to declare any default immediately upon occurrence thereof, or delay in taking action in connection therewith, shall not waive such default, but Landlord shall have the right to declare any such default at any time thereafter, provided the occurrence constituting default then exists.

7.09 Landlord and Tenant shall each maintain a policy or policies of comprehensive general liability insurance with the premiums thereon fully paid on or before due date, issued by and binding upon some solvent insurance company, such insurance to afford minimum protection of not less than Five Million Dollars ($5,000,000) in respect to personal injury, death or property damage in respect to any one occurrence.

7.10 If any term or provision of this Lease, or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each

provision of this Lease shall be valid and shall be enforceable to the extent permitted by law.

7.11 All notices, demands, consents and approvals, which may or are required to be given by either party to the other hereunder, shall be in writing and shall be deemed to have been fully given when deposited in the United States mail, certified or registered, postage prepaid, and addressed to the party to be notified at the address for such party specified in this Lease, or to such other place as the party to be notified may from time to time designate by at least thirty (30) days notice to the notifying party.

7.12 This Lease shall not be deemed or construed to create or establish relationship or partnership or joint venture or similar relationship or arrangement between Landlord and Tenant hereunder.

7.13 This Lease shall be binding upon and inure to the benefit of Landlord, its successors and assigns, and shall be binding upon and inure to the benefit of Tenant, its successors, and, Tenant's assigns.

7.14 All rights and remedies of Landlord and Tenant under this Lease Agreement shall be cumulative and none shall exclude any other rights or remedies allowed by law; and this Lease is declared to be a Montana contract, and all of the terms hereof shall be construed according to the laws of the State of Montana.

7.15 Tenant's use of the Leased Premises requires availability of parking for Tenant's employees and customers. Landlord and the City of Billings have entered into a development agreement for the construction by the city of a parking garage adjacent to the north boundary of the Project. The commencement of Tenant's obligation to take possession of the Leased Premises and to commence paying rent therefor is subject to the availability of such parking, as provided in the Agreement. Tenant agrees to rent from the city on the terms provided by Landlord's agreement with the city, ten (10) unassigned parking spaces on the secured lower level of the garage, and ten (10) unassigned spaces on the second level of the garage. Landlord agrees that Tenant shall have the option to terminate the Lease upon at least ninety (90) days written notice to Landlord, if at any time after the commencement of the term hereof: (i) more than 25% of Tenant's Parking Lot is taken by eminent domain as provided in Article VI hereof, or otherwise becomes unavailable to Tenant through no fault of the Tenant; (ii) the adjacent parking garage is closed or becomes unavailable for parking by Tenant's customers and employees; (iii) a validation system through which Tenant can provide complementary parking in the parking garage to

its customers ceases to be provided through no fault of Tenant. Provided, however, that if any of the foregoing conditions occurs, and Landlord replaces the parking so lost with substantially equivalent parking within the Replacement Parking Area hereinafter defined prior to receipt of a notice of termination from Tenant (or if construction is required for replacement of parking, if Landlord acquires the site therefor and commences such construction prior to receipt of a notice of termination from Tenant pursuant to this paragraph, and proceeds with diligence to complete the same), Tenant shall not be permitted to terminate this lease pursuant to this section. The Replacement Parking Areas shall be within a rectangle bounded by 3rd Avenue North, 6th Avenue North, North 29th Street and North 32nd Street, Billings, Montana.

7.16 Tenant agrees that Tenant's Parking Lot has been leased hereunder to Tenant on a fully net basis. Accordingly, in addition to payment of the rental for Tenant's Parking Lot Tenant agrees to manage and operate such parking lot and to pay directly all operating costs thereof of the kind enumerated in Section 2.05 of this Lease; provided that this section shall not preclude separate contracts by Tenant with Landlord or its subsidiaries for performance of services pertaining to Tenant's Parking Lot.

7.17 Landlord shall adopt and enforce rules and regulations governing use by all tenants of First Interstate Center provided that Tenant's prior written approval thereof shall be required before they are promulgated, which such approval shall not be unreasonably withheld.

IN TESTIMONY WHEREOF, the parties hereto have executed this Lease as of the date aforesaid.

LANDLORD:

BILLINGS 401 JOINT VENTURE

By UNITED INDUSTRY, INC., Its Managing Partner

By /s/ Joel T. Long
JOEL T. LONG

TENANT:

FIRST INTERSTATE BANK OF BILLINGS NATIONAL ASSOCIATION

By /s/ Robert Waller
Robert Waller, President

EXHIBIT "A"

SHELL FLOOR PLANS

The final Exhibit B1 to the Agreement to Lease, upon which the base building is actually constructed, marked to designate the Premises, shall be attached to the Lease as Exhibit A prior to execution of the Lease.

EXHIBIT "B"

TRANSWESTERN PLAZA
BUILDING CLEANING SCHEDULE

Service and Frequency to be Performed

OFFICES

Empty all trash and dispose of in dumpster	5 times a week
Empty and damp wipe all ash trays	5 times a week
Dust all surfaces between shoulders and knees	5 times a week
Dust area above shoulders	Once a week (Wednesday)
Dust below knees	Once a week (Tuesday)
Dust venetian blinds	Once a week
Vacuum all carpeted areas	5 times a week
Clean drinking fountains	5 times a week
Sweep tile floor	5 times a week
Damp mop tile floor	3 times a week*
Spot clean carpet	5 times a week
Clean file cabinets (polish)	Once a week
Clean glass areas (not windows)	3 times a week*
Polish desks	As needed
Plastic liners in garbage cans (change regularly)	5 times a week

COMMON AREAS

Vacuum all carpet	5 times a week
Dust mop lobby	5 times a week
Damp mop lobby	3 times a week*
Clean glass in lobby	5 times a week
Clean elevators	5 times a week
Empty garbage	5 times a week
Clean metal on doors (lobby)	5 times a week
Vacuum entry area	5 times a week

BATHROOMS

Sweep floor	5 times a week
Damp mop floor	3 times a week*
Clean and disinfect toilet stools and urinals	5 times a week
Clean sink, counter and mirrors	5 times a week
Replenish all soap and paper	5 times a week
Empty garbage	5 times a week

STAIRWELLS

Main stairwell dusted	Once a week
Main stairwell damp mopped	Once a week
Emergency stairwells dusted	2 times a week
Emergency stairwells damp mopped	2 times a week

*Or as needed

EXHIBIT "C"

PERMITTED TITLE EXCEPTIONS

(1) Possible right of Montana Dakota Utilities for gas substation provided that the same has been incorporated into the building in a manner approved in writing by Tenant.

(2) Reservations in patents or state grants or in acts authorizing the issuance thereof.

EXHIBIT "D"

DESCRIPTION OF UNPLATTED TRACT

That part of Fosters Addition to the Town (now City), of Billings, Montana, according to the plat thereof now on file and of record in the office of the County Clerk and Recorder of Yellowstone County, Montana, described as follows: Commencing at a point where the Easterly line of Lot 11 in Block 7 in the Original Town (now City) of Billings intersects the base line of the United States Survey; thence running North 23 feet along the Westerly line of Thirtieth Street North to the extended northerly line of Lot 11, Block 7 in the Original Town, thence running West 28.76 feet along the extended northerly line of Lot 11, Block 7 in the Original Town to the point where the North line of Lot 11 of said Block 7 intersects the base line aforesaid; thence East along said base line to the point of beginning.

FIRST INTERSTATE CENTER

LOWER LEVEL

No Scale
12-10-04


1919 SF
2124 SF
1387 SF
270 SF - USABLE
316 SF - RENTABLE
428 SF
WOMEN
MEN
177 SF
STAIR WELL
215 SF
327 SF
ELEVATOR LOBBY
1302 SF
363 SF
STAIR WELL
168 SF
199 SF
710 SF
8,301 SF-Usable
9,705 SF-Rentable

C:\Drawings\FLR-PLAN\FIC-II-xx.dwg, 12/10/2004 11:25:30 AM

ADDENDUM TO FIRST INTERSTATE CENTER LEASE AGREEMENT

AGREEMENT made this 29 day of June, 1992, between

First Interstate Bank of Billings, National Association
P. O. Box 30918, Billings, MT 59116

herein referred to as "Tenant" and

Billings 401 Joint Venture, a Montana partnership,
P. O. Box 30238, Billings, MT 59107

herein referred to as "Landlord" as an Addendum to that First Interstate Center Lease Agreement dated September 20, 1985, herein referred to as the "Lease," by and between Tenant and Landlord covering the following described premises in the First Interstate Center, located in Yellowstone County, Montana:

> 64,736 square feet of net rentable area in the building known as the First Interstate Center, consisting of 8,300 square feet on the lower level, 12,330 square feet on the first level, 13,830 square feet on the second level, and 10,092 square feet each on the third, fourth and eighteenth levels, located in the 400 blocks of North 31st and 30th Streets, on the north 22 feet of Lot 4 and Lots 5 through 11 and 15 through 24, Block 7, original town (now city) of Billings, Montana,

herein referred to as the "Original Leased Premises," which Lease has an initial term which expires September 30, 2005.

RECITALS

A. Tenant does not currently need, and desires to temporarily relinquish its tenancy in and to, the 10,092 square feet of space on the fourth floor of the First Interstate Center, herein referred to as the "Surrendered Leased Premises," for a period of five years.

B. Landlord agrees to accept the return of the Surrendered Leased Premises and temporarily terminate the Lease with respect

thereto, upon the following terms and conditions and desires to lease the Surrendered Leased Premises during the term of this Agreement.

C. The Original Leased Premises minus the Surrendered Leased Premises are herein referred to as the "Remaining Leased Premises."

NOW, THEREFORE, the parties agree as follows:

1. Effect of Recitals. The foregoing recitals are true and correct and, by this reference, become part of the terms and conditions of this Agreement.

2. Surrender of Premises. Commencing ~~July 1~~ August 1, 1992, and for a period of five (5) years thereafter to and including ~~June 30~~ July 31, 1997, Tenant surrenders its tenancy pursuant to the Lease in and to the Surrendered Leased Premises.

3. Leased Premises. During the term of this Agreement, all references in the Lease to Leased Premises shall mean the Remaining Leased Premises.

4. Base Rent. During the term of this Agreement, Tenant's Base Rent pursuant to paragraph 2.04 of the Lease shall be adjusted to reflect the square footage of the Remaining Leased Premises.

5. Allocated Costs. During the term of this Agreement, Tenant's share of the Allocated Costs pursuant to paragraph 2.05 of the Lease shall be 28.3%.

6. Reimbursement For Loss. Tenant agrees to reimburse Landlord for the difference between the Base Rent and Allocated Costs collected from the new tenant or tenants of the Surrendered

Leased Premises and the Base Rent and Allocated Costs which Landlord would have received from Tenant had Tenant continued to lease the Surrendered Leased Premises pursuant to the Lease. For any given month, said sum shall not exceed the Base Rent and Allocated Costs for which tenant would have been responsible had Tenant continued to lease the Surrendered Leased Premises pursuant to the Lease. Landlord will use its best efforts to keep the Surrendered Leased Premises leased during the term of this Agreement, upon terms and conditions which will minimize the loss that Landlord will suffer which must be reimbursed by Tenant pursuant to this Agreement. On January 1 and July 1 of every year during the term of this Agreement, Landlord will supply Tenant with a detailed accounting of the amount due from Tenant pursuant to its agreement to reimburse. Tenant shall pay said amount within thirty (30) days of said accounting.

7. Termination of Agreement/Revival of Lease. This Agreement shall terminate on ~~July~~ August 1, 1997, and the Lease as originally executed shall be revived in full force and effect as if this Agreement had never existed.

8. Effect of Amendment. Except as specifically amended herein, the terms and conditions of the Lease shall remain in full force and effect.

DATED: June 29, 1992.

FIRST INTERSTATE BANK OF BILLINGS
NATIONAL ASSOCIATION

By Linus Wehri
Its Security Officer
"Tenant"

BILLINGS 401 JOINT VENTURE

By [signature] N.Iz
Its president
"Landlord"

LEASE ADDENDUM
TO FIRST INTERSTATE CENTER LEASE AGREEMENT

THIS LEASE ADDENDUM ("Addendum"), dated as of September 26, 1995, is by and between

FIRST INTERSTATE BANK OF COMMERCE, a Banking corporation, formerly known as First Interstate Bank of Billings, National Association, P.O. Box 30918, Billings, MT 59116

herein referred to as "Tenant" and

BILLINGS 401 JOINT VENTURE, a Montana partnership, P.O. Box 30238, Billings, MT 59107

herein referred to as "Landlord."

THE PARTIES HERETO AGREE that this agreement will be an Addendum to that certain Lease Agreement referred to and known as the First Interstate Center Lease Agreement dated September 20, 1985, and thereafter amended by Addendum on the 29th day of June, 1992.

RECITALS

The Tenant desires to extend the term of its lease which expires September 30, 2005, for a period of five years, and the Landlord agrees to accept this extension of time; both parties therefore agree that the original Lease Agreement as amended by Addendum on June 29, 1992, may be amended;

NOW THEREFORE, the parties agree as follows:

1. That the name of the Tenant, formerly First Interstate Bank of Billings, National Association, has been changed to First Interstate Bank of Commerce and the name of the Tenant shall consequently be changed to the First Interstate Bank of Commerce, P.O. Box 30918, Billings, Montana 59116, and all obligations of said Tenant set forth in said Lease Agreement together with any amendments or addendums shall be changed and amended to reflect the new name of the Tenant.

2. That Article II, Section 2.01, shall be deleted in its entirety and that clause shall be amended to read as follows:

II. TERM AND RENT

2.01(a) Subject to and upon the terms and conditions set forth herein, or in any exhibit addendum hereto, this Lease shall continue in force for an initial term beginning on September 23, 1985, and ending on September 30, 2010. Rental under this Lease shall commence on September 23, 1985, provided that in addition Tenant shall pay Landlord rental for the 18th floor only commencing on September 16, 1985. Landlord and Tenant agree that on September 30, 2005, the Lease rental rate shall be renegotiated to reflect the then prevailing fair market rental rates for comparable space on such date. To determine fair market rental rate for the term of September 30, 2005 to September 30, 2010, the Landlord and Tenant shall negotiate and reach a mutually agreed upon rental rate for said period. If Landlord and Tenant are unable to agree on the rental rate for the renewal term at least 120 days prior to September 30, 2005, each party hereto, shall at its own expense, appoint an appraiser qualified in the commercial real estate practice in the Billings area, and the two appraisers so appointed shall thereupon appoint a third appraiser who is similarly qualified (and the cost of whom shall be shared equally by the parties hereto), and the three appraisers shall jointly determine the rental rate for the term between September 30, 2005 and September 30, 2010.

2.01(b) Notwithstanding any provision to the contrary, Landlord and Tenant agree that in the event that the Mortgage Loan on the premises to Billings 401 Joint Venture made by the Colorado National Bank of Denver, Colorado, dated September 26, 1995, is paid off and released between September 30, 2005 and September 30, 2010, then in that event, the pay off date of said mortgage shall be considered the ending term date of said lease and Tenant shall have the right to give notice of renewal pursuant to Section 2.02 hereunder and shall further have the right to renegotiate a renewal for a period of 120 days after Tenant has exercised its option to renew. If a fair market rental rate is not negotiated by mutual agreement then, in that event, the appraisal provisions set forth in Section 2.02 shall apply.

3. EFFECT OF AMENDMENT: Except as specifically amended herein, the terms and conditions of Lease shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have cause this Lease Addendum to be executed as of the date first above written.

BILLINGS 401 JOINT VENTURE,
a Montana Joint Venture

By: ______________________
Title ____________________

FIRST INTERSTATE BANK OF COMMERCE,
a Banking corporation

By: ______________________
Chief Financial Officer

LEASE AMENDMENT TO FIRST INTERSTATE CENTER LEASE AGREEMENT

AGREEMENT made this 27th day of August, 1997,

between

First Interstate Bank
P.O. Box 30918, Billings, Montana 59116-0918

herein referred to as "Tenant" and

Billings 401 Joint Venture, a Montana partnership,
P.O. Box 30238, Billings, Montana 59107

herein referred to as "Landlord" as a Second Addendum to that First Interstate Center Lease Agreement dated September 20, 1985, herein referred to as the "Lease", by and between Tenant and Landlord covering the following described premises in the First Interstate Center, located in Yellowstone County, Montana:

> 64,736 square feet of net rentable area in the building known as the First Interstate Center, consisting of 8,300 square feet on the lower level, 12,330 square feet on the first level, 13,830 square feet on the second level, and 10,092 square feet each on the third, fourth and eighteenth levels, located in the 400 blocks of North 31st and 30th Streets, on the north 22 feet of Lot 4 and Lots 5 through 11 and 15 through 24, Block 7, original town (now City) of Billings, Montana,

herein referred to as the "Original" Leased Premises," which Lease has an initial term which expires September 30, 2005.

RECITALS

A. Tenant does not currently need, and desires to temporarily relinquish its tenancy in and to, the 10,092 square feet of space on the fourth floor of the First Interstate Center, herein referred to as the "Surrendered Leased Premises," for a period of ~~five~~ one years.

TM R

B. Landlord agrees to accept the return of the Surrendered Leased Premises and temporarily terminate the Lease with respect thereto, upon the following terms and conditions and desires to lease the Surrendered Leased Premises during the term of this Agreement.

C. The Original Leased Premises minus the Surrendered Leased Premises are herein referred to as the "Remaining Leased Premises".

NOW THEREFORE, the parties agree as follows:

1. EFFECT OF RECITALS. The foregoing recitals are true and correct and, by this reference, become part of the terms and conditions of this Agreement.

2. SURRENDER OF PREMISES. Commencing August 1, 1997 thru August 13, 1998, Tenant surrenders its tenancy pursuant to the Lease in and to the Surrendered Leased Premises.

3. LEASED PREMISES. During the term of this Agreement, all references in the Lease to Leased Premises shall mean the Remaining Leased Premises.

4. BASE RENT. During the term of this Agreement, Tenant's Base Rent pursuant to paragraph 2.04 of the Lease shall be adjusted to reflect the square footage of the Remaining Leased Premises.

5. ALLOCATED COSTS. During the term of this Agreement, Tenant's share of the Allocated Costs pursuant to paragraph 2.05 of the Lease shall be 28.3%.

6. REIMBURSEMENT FOR LOSS. Tenant agrees to reimburse Landlord for the difference between the Base Rent and Allocated Costs collected from the new tenant or tenants of the Surrendered Lease Premises and the Base Rent and Allocated Costs which Landlord would have received from Tenant had Tenant continued to lease the Surrendered Leased Premises pursuant to the Lease. For any given month, said sum shall not exceed the Base Rent and Allocated Costs for which tenant would have been responsible had Tenant continued to lease the Surrendered Leased Premises pursuant to the Lease. Landlord will use its best efforts to keep the Surrendered Leased Premises leased during the term of this Agreement, upon terms and conditions which will minimize the loss that Landlord will suffer which must be reimbursed by Tenant pursuant to this Agreement. On January 1 and July 1 of every year during the term of this Agreement, Landlord will supply Tenant with a detailed accounting of the amount due from Tenant pursuant to its agreement to reimburse. Tenant shall pay said amount within thirty (30) days of said accounting.

7. TERMINATION OF AGREEMENT/REVIVAL OF LEASE. This agreement shall terminate on August 13, 1998, and the Lease as originally executed shall be revived in full force and effect as if this Agreement had never existed.

8. EFFECT OF AMENDMENT. Except as specifically amended herein, the terms and conditions of the Lease shall remain in full force and effect.

DATED: August 27, 1997

TENANT
FIRST INTERSTATE BANK

BY [signature]
ITS Senior Vice President

LANDLORD
BILLINGS 401 JOINT VENTURE

BY [signature]
ITS Manager

AMENDMENT TO LEASE AGREEMENT

BILLINGS 401 JOINT VENTURE, as "Landlord", and **FIRST INTERSTATE BANCSYSTEMS OF MONTANA, INC., formerly known as First Interstate Bank of Billings National Association,** as "Tenant", executed a Lease Agreement for office space at 401 North 31st Street, Billings, Montana, on the 20th day of September, 1985; and,

NOW, THEREFORE, the parties agree to amend the above-referenced Lease Agreement as follows, effective October 1, 2005.

1. Paragraph 1.01(a) is amended to change the Lease Premises to 69,077 Rentable square feet in the building. The following is the Rentable square feet per floor as shown on the attached Exhibit A's. Exhibit B is also attached showing the method in computing the calculated Rentable Area of the Tenant's leased premises.

Lower Level	9,705
First Level	13,801
Second Level	15,091
Third Level	10,160
Fourth Level	10,160
Eighteenth Level	10,160

(b) Exclusive use of the parking lot on Lots 4 through 11, Block 7 of the Original Town of Billings ("Tenant's Parking Lot").

2. Paragraph 2.01 is amended to extend the Lease term to the 30th day of September, 2015.

3. Paragraph 2.04 is amended as follows: The Base Rent for years 1 thru 5 of the first renewal term, for the building space at the rate of $819,967.31 per year, and for Tenant's Parking Lot of $36,587.49 per year, for a total annual Base Rent of $856,554.80, payable $71,379.57 monthly in advance on the first day of each month. ($12.40).

The Base Rent for years 5 thru 10 of the first renewal term, for the building space at the rate of $889,044.31 per year, and for Tenant's Parking Lot of $36,587.49 per year, for a total annual Base Rent of $925,631.80 payable $77,135.98 monthly in advance on the first day of each month ($13.40).

The initial Gross Monthly Rental which includes Base Rent and Estimated Operating Costs, shall be One Hundred Thirteen Thousand Two Hundred Eighty Six Dollars and 13/100 ($113,286.13). ($19.68) per month.

4. Paragraph 2.05 is amended as follows: Effective as of the Effective Date, Tenant's proportionate share shall be amended to approximately .351345%.

Except as herein modified, the Lease is hereby ratified and confirmed and remains in full force and effect.

DATED at Billings, Montana, this 26 day of August, 2005.

LANDLORD:

BILLINGS 401 JOINT VENTURE
By: UNITED PROPERTIES
The Managing Partner

By [signature]
Dick Kosmicki, Property Manager

TENANT:

FIRST INTERSTATE BANCSYSTEMS OF MONTANA, INC.

By [signature]

FIRST
INTERSTATE
BANK

EXHIBIT
A

FIRST
INTERSTATE
CENTER

LOWER
LEVEL

08-12-05
NO SCALE


9,705 SF - Rentable
ELEVATOR LOBBY
STAIR
STAIR
WOMEN
MEN

C:\Drawings\FLR-PLAN\Fic-II-FID-sf.dwg, 08/12/2005 09:29:24 AM

FIRST INTERSTATE BANK

EXHIBIT A



13,801 SF - Rentable
STAIR WELL
ELEVATOR LOBBY
STAIR WELL

FIRST INTERSTATE CENTER

FIRST FLOOR

08-12-05
NO SCALE

C:\Drawings\FLR-PLAN\[illegible]-01ff.dwg, 08/12/2005 09:33:36 AM

FIRST INTERSTATE BANK

EXHIBIT A

FIRST INTERSTATE CENTER

SECOND FLOOR

08-12-05
NO SCALE


(Open to first floor)
15,091 SF - Rentable
STAIR WELL
MECH. ROOM
WOMEN
MEN
ELEVATOR LOBBY
STAIR WELL
FIRST INTERSTATE BANK
ENTIRE FLOOR

C:\Drawings\FLR-PLAN\FIc-02fl.dwg, 08/12/2005 09:35:48 AM

FIRST
INTERSTATE
BANK

EXHIBIT
A


FIRST INTERSTATE BANK
ENTIRE FLOOR
MECH. ROOM
STAIR WELL
WOMEN
MEN
ELEVATOR LOBBY
STAIR WELL
10,160 SF - Rentable

FIRST
INTERSTATE
CENTER

THIRD
FLOOR

08-12-05
NO SCALE

C:\Drawings\FLR-PLAN\Fic-03fl.dwg, 08/12/2005 09:37:09 AM

FIRST
INTERSTATE
BANK

EXHIBIT
A


10,160 SF - Rentable
STAIR WELL
MECH. ROOM
WOMEN
MEN
ELEVATOR LOBBY
STAIR WELL
FIRST INTERSTATE BANK
ENTIRE FLOOR

FIRST
INTERSTATE
CENTER

FOURTH
FLOOR

08-12-05
NO SCALE

C:\Drawings\FLR-PLAN\Fic-04fl.dwg, 08/12/2005 09:38:10 AM

FIRST
INTERSTATE
BANK

EXHIBIT
A



10,160 SF - Rentable
MECH. ROOM
STAIR WELL
ELEVATOR LOBBY
WOMEN
MEN
STAIR WELL
FIRST INTERSTATE BANK
ENTIRE FLOOR

FIRST
INTERSTATE
CENTER

EIGHTEENTH
FLOOR

08-12-05
NO SCALE

C:\Drawings\FLR-PLAN\Fic-18fl.dwg, 08/12/2005 09:24:35 AM

EXHIBIT B

This Exhibit describes the method used in computing the calculated Rentable Area of a Tenant's leased premises.

STEP 1 - Building Measured Rentable Area.

The Measured Rentable Area of each floor is computed by measuring to the inside finished surface of the dominant portion of the permanent outer building walls, excluding any major vertical penetrations of the floor, and computing the area from those measurements. No deductions are made for columns and projections necessary to the building. The Building Measured Rentable Area is then computed by adding the Measured Rentable Areas of all floors. (See page 6 or this Exhibit.)

Note: Certain areas housing electrical and/or mechanical equipment are excluded when computing the Measured Rentable Area of a building, as are basement and other storage areas where appropriate.

STEP 2- Building Usable Area.

The Usable Area measures the actual occupiable area of an office suite, a floor or an entire building. The Usable Area of each floor is computed as if all are multi-tenant floors. It is measured to the office side of corridor and other permanent walls abutting common areas, to the center of partitions which separate an office from adjoining Usable Areas (applies only when computing office Usable Area), and to the inside finished surface of the dominant portion of the permanent outer building walls. Again, no deductions are made for columns and projections necessary to the building. The Usable Area of the building is then computed by adding the Usable Areas of all floors. (See Page 6 of this Exhibit.)

STEP 3- Rentable/Usable Ratio.

The Rentable/Usable Ratio ("R/U Ratio") is the quotient of the division of the Measured Rentable Area of the building by the Usable Area of the building. The R/U Ratio is fixed for the life of a building and is not affected by changes in corridor sizes of configuration.

STEP 4- Calculated Rentable Area.

The Calculated Rentable Area of an office suite is computed by multiplying the Usable Area of that office suite by the Rentable/Usable Ratio of the building.

DEFINITIONS

1) "Finished Surface" means a wall, ceiling or floor surface, including glass, as prepared for tenant use, excluding the thickness of any special surfacing materials such as paneling, furring strips and carpet.

2) "Dominant Portion" means that portion of the inside finished surface of the permanent outer building wall which is 50% more of the vertical floor-to-ceiling dimension measured at the dominant portion is not vertical, the measurement for area shall be to the inside finished surface of the permanent outer building wall where it intersects the finished floor.

3) "Major Vertical Penetrations" means stairs, elevator shafts, and the like, and their enclosing walls, which serve more than one floor of the building, but shall not include stairs, dumb-waiters, lifts, and the like, exclusively serving a tenant occupying offices on more than one floor.

MEASURED RENTABLE AREA

The Measured Rentable Area of a floor shall be computed by measuring to the inside finished surface of the dominant portion of the permanent outer building walls, excluding any major vertical penetrations of the floor.

No deductions shall be made for columns and projections necessary to the building.


AIR SHAFT
MECHANICAL ROOM
WOMEN
ELEVATOR LOBBY
ELECTRICAL TELEPHONE ROOM
JANITOR ROOM
MEN

Note: Assumes glass line as illustrated is the dominant portion. See illustrations "A" and "B".

USABLE AREA

The Usable Area of an office shall be computed by measuring to the finished surface of the office side of corridor and other permanent walls, to the center of partitions that separate the office from adjoining Usable Areas, and to the inside finished surface of the dominant portion of the permanent outer building walls.

No deductions shall be made for columns and projections necessary to the building.

The Usable Area fo the floor shall be equal to the sum of all Usable Areas on that floor.


AIR SHAFT
MECHANICAL ROOM
WOMEN
ELEVATOR LOBBY
ELECTRICAL TELEPHONE ROOM
JANITOR ROOM
MEN

Note: Assumes glass line as illustrated is the dominant portion. See illustrations "A" and "B".

ILLUSTRATIONS



8'–0"
5'–6"
2'–6"
FINISHED
CEILING
FINISHED
FLOOR
PUBLIC
CORRIDOR

Ⓐ Illustrates a vertical permanent outer building wall where the window system comprises 50% or more of the vertical floor–to–ceiling dimension and, therefore, is the dominant portion. Points of measurement are shown by the connected arrows.



1'–6"
8'–0"
3'–6"
3'–0"
FINISHED
CEILING
FINISHED
FLOOR
PUBLIC
CORRIDOR

Ⓑ Illustrates a vertical permanent outer building wall where non–glass material comprises 50% or more of the vertical floor–to–ceiling dimension and, therefore, is the dominant portion. Points of measurement are shown by the connected arrows.

FIRST INTERSTATE CENTER

LOWER LEVEL

No Scale
12-10-04



1919 SF
2124 SF
1387 SF
270 SF - USABLE
316 SF - RENTABLE
428 SF
WOMEN
MEN
177 SF
STAIR WELL
215 SF
327 SF
ELEVATOR LOBBY
1302 SF
363 SF
STAIR WELL
168 SF
199 SF
710 SF
8,301 SF-Usable
9,705 SF-Rentable

C:\Drawings\FLR-PLAN\FIC II xx.dwg, 12/10/2004 11:25:38 AM

FIRST INTERSTATE CENTER
R/U RATIO CALCULATIONS

FLOOR NO.	MEASURED RENTABLE AREA	USABLE AREA	CALCULATED RENTABLE AREA	R/U RATIO
LL	15,775 SF	12,504 SF	14,670 SF	
1	15,746 SF	12,086 SF	14,180 SF	
2	13,833 SF	12,908 SF	15,145 SF	
3	10,100 SF	8,720 SF	10,185 SF	
4	10,100 SF	8,720 SF	10,185 SF	
5	10,100 SF	8,720 SF	10,185 SF	
6	10,100 SF	8,720 SF	10,185 SF	
7	10,100 SF	8,720 SF	10,185 SF	
8	10,100 SF	8,720 SF	10,185 SF	
9	10,100 SF	8,720 SF	10,185 SF	
10	10,100 SF	8,720 SF	10,185 SF	
11	10,100 SF	8,720 SF	10,185 SF	
12	10,100 SF	8,720 SF	10,185 SF	
13	10,100 SF	8,720 SF	10,185 SF	
14	10,100 SF	8,720 SF	10,185 SF	
15	10,100 SF	8,720 SF	10,185 SF	
16	10,100 SF	8,720 SF	10,185 SF	
17	10,100 SF	8,720 SF	10,185 SF	
18	10,100 SF	8,720 SF	10,185 SF	
TOTAL	206,954 SF	177,018 SF	206,955 SF	1.1691

AMENDMENT TO LEASE AGREEMENT

BILLINGS 401 JOINT VENTURE, as "Landlord", and **FIRST INTERSTATE BANCSYSTEMS OF MONTANA, INC., formerly known as First Interstate Bank of Billings National Association,** as "Tenant", executed a Lease Agreement for office space at 401 North 31st Street, Billings, Montana, on the 20th day of September, 1985; amended on the 29th day of June, 1992; amended on the 21st day of September, 1995; amended on the 27th day of August, 1997; amended on the 26th day of August, 2005; amended on the 29th day of September, 2015 (as so amended, the "Lease Agreement"); and,

NOW, THEREFORE, the parties agree to amend the above-referenced Lease Agreement as follows, effective January 1, 2016.

1. Paragraph 2.01 is amended to extend the Lease term to ~~the 32st day~~ 31st mdm DM of March, 2016.

Except as herein modified, the Lease is hereby ratified and confirmed and remains in full force and effect.

DATED at Billings, Montana, this 28th day of December, 2015.

LANDLORD:

BILLINGS 401 JOINT VENTURE
By: UNITED PROPERTIES, INC.
The Managing Partner

By [signature]
Danna S. Newell, President of Operations

TENANT:

FIRST INTERSTATE BANCSYSTEMS OF MONTANA, INC.

By [signature]
Print: Marcy D. Mutch
Title: CFO

AMENDMENT TO LEASE AGREEMENT

BILLINGS 401 JOINT VENTURE, as "Landlord", and **FIRST INTERSTATE BANCSYSTEMS OF MONTANA, INC., formerly known as First Interstate Bank of Billings National Association,** as "Tenant", executed a Lease Agreement for office space at 401 North 31st Street, Billings, Montana, on the 20th day of September, 1985; amended on the 29th day of June, 1992; amended on the 21st day of September, 1995; amended on the 27th day of August, 1997; amended on the 26th day of August, 2005 (as so amended, the "Lease Agreement"); and,

NOW, THEREFORE, the parties agree to amend the above-referenced Lease Agreement as follows, effective October 1, 2015.

1. Paragraph 2.01 is amended to extend the Lease term to the 31st day of December, 2015.

Except as herein modified, the Lease is hereby ratified and confirmed and remains in full force and effect.

DATED at Billings, Montana, this 29 day of Sept, 2015.

LANDLORD:

BILLINGS 401 JOINT VENTURE
By: UNITED PROPERTIES, INC.
The Managing Partner

By [signature]
Danna S. Newell, Property Manager

TENANT:

FIRST INTERSTATE BANCSYSTEMS OF MONTANA, INC.

By [signature]
Print: Marcy D. Mutch
Title: CFO

AMENDMENT TO LEASE AGREEMENT

BILLINGS 401 LLC, (formerly known as **Billings 401 Joint Venture**) as "Landlord", and **FIRST INTERSTATE BANCSYSTEM, INC.,** (formerly known as **First Interstate BancSystems of Montana, Inc.** and **First Interstate Bank of Billings National Association**), as "Tenant", executed a Lease Agreement for office space at 401 North 31st Street, Billings, Montana, on the 20th day of September, 1985; amended on the 29th day of June, 1992; amended on the 21st day of September, 1995; amended on the 27th day of August, 1997; amended on the 26th day of August, 2005; amended on the 29th day of September, 2015; amended on the 28th day of December, 2015 (as so amended, the "Lease Agreement"); and,

NOW, THEREFORE, the parties agree to amend the above-referenced Lease Agreement as follows, effective August 1, 2016.

1. Paragraph 2.01 is amended to extend the Lease term for 10 years from the 1st day August, 2016 to the 31st day of July, 2026 (the "Second Renewal Period").

2. Paragraph 2.04 is amended to read as follows: "The Base Rent for years 1 through 5 of the Second Renewal Period shall be Nine Hundred Seventy Thousand, Five Hundred Thirty-One Dollars and Eighty-Five Cents ($970,531.85) annually calculated at $14.05/rentable square foot, consisting of $933,921.04 ($13.52/RSF) for office space and $36,600.00 ($0.53/RSF) for Tenant's Parking Lot rent, payable monthly in the amount of Eighty Thousand, Eight Hundred Seventy-Seven Dollars and Sixty-Five Cents ($80,877.65).

"The Base Rent for years 6 through 10 of the Second Renewal Period shall be One Million, Eighteen Thousand, Eight Hundred Eighty-Five Dollars and Seventy-Five Cents ($1,018,885.75) annually, calculated at $14.75/rentable square foot, consisting of $982,274.94 ($14.22/RSF) for office space and $36,600.00 ($0.53/RSF) for Tenant's Parking Lot rent, payable monthly in the amount of Eighty-Four Thousand, Nine Hundred Seven Dollars and Fifteen Cents ($84,907.15).

Except as herein modified, the Lease is hereby ratified and confirmed and remains in full force and effect.

DATED at Billings, Montana, this 27th day of January, 2017.

LANDLORD:
BILLINGS 401 LLC
By: UNITED PROPERTIES, INC.
The Managing Partner

By [signature]
Danna S. Newell, President of Operations

TENANT:
FIRST INTERSTATE BANCSYSTEM, INC.

By [signature]
Marcy D. Mutch, Chief Financial Officer